UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2017

Conagra Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Merchandise Mart Plaza, Suite 1300 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 549-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2017 (the “Effective Date”), Conagra Brands, Inc. (formerly known as ConAgra Foods, Inc.) (the “Company”) adopted the First Amendment (the “First Amendment”) to the ConAgra Foods, Inc. 2008 Performance Share Plan (as amended by the First Amendment, the “Amended Plan”). Except as described herein, the terms of the Amended Plan (which will now be known as the Conagra Brands, Inc. 2008 Performance Share Plan) are materially consistent with the terms of the ConAgra Foods, Inc. 2008 Performance Share Plan filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 18, 2008. The key changes implemented by the First Amendment are described in the paragraphs that follow.

Awards granted on or after the Effective Date (“New Awards”) will be subject to vesting on death, disability, retirement and certain other involuntary terminations as follows:

•	If a participant dies, such participant’s New Awards will vest in full at the target level.

•	If a participant’s employment is terminated due to disability (as defined in the Amended Plan), such participant’s New Awards will vest at the target level, pro-rated based on days of service completed during the performance period.

•	If a participant’s employment is terminated due to normal retirement or early retirement (as each term is defined in the Amended Plan), such participant’s New Awards will vest based on actual performance for the full performance period (but, in the case of early retirement, the award will be pro-rated based on days of service during the performance period).

•	If a participant experiences an involuntary termination of employment that results in severance or supplemental unemployment payments from the Company, such participant’s New Awards will vest based on actual performance for the full performance period, pro-rated based on days of service completed during the performance period.

For all New Awards, as well as any performance share awards outstanding as of the Effective Date, in the event of a change of control of the Company (as defined in the Amended Plan), the earned portion of a participant’s award will be determined as of the change of control, using a share valuation methodology further described in the Amended Plan and based on the greater of target performance and actual performance through the end of the Company’s fiscal period that ends immediately prior to the change of control (the “Change of Control Value”). If no replacement award meeting the requirements set forth in the Amended Plan is provided, a participant will vest in a cash payment equal to the Change of Control Value. If a qualifying replacement award is provided, it will generally take the form of a time-based, stock-settled award with a value equal to the Change of Control Value and will generally vest, subject to continued employment, at the end of the performance period applicable to the original performance share award. Following a change of control, a replacement award will also vest in full if the participant dies or, within two years of the change of control, becomes retirement eligible (only for awards granted prior to the Effective Date) or terminates employment due to normal or early retirement (only for awards granted on or after the Effective Date), is terminated without cause (as defined in the Amended Plan) or resigns for good reason (as defined in the Amended Plan), or is terminated due to disability.

The description set forth above relating to the First Amendment does not purport to be complete and is qualified in its entirety by the full text of the First Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to ConAgra Foods, Inc. 2008 Performance Share Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA BRANDS, INC.

By:	/s/ Colleen Batcheler
Name:	Colleen Batcheler
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: July 25, 2017

Exhibit Index

Exhibit Number	Description

10.1	First Amendment to ConAgra Foods, Inc. 2008 Performance Share Plan